UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2023

FRESH VINE WINE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41147	87-3905007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 78984

Charlotte, NC 28271

(Address of Principal Executive Offices) (Zip Code)

(855) 766-9463

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	VINE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice Of Delisting Or Failure To Satisfy A Continued Listing Rule Or Standard; Transfer Of Listing.

On November 21, 2023, Fresh Vine Wine Inc. (NYSE American: VINE) (the “Company”) received notification (the “Acceptance Letter”) from NYSE American LLC (“NYSE American”) that the Company’s plan to regain compliance with NYSE American’s listing standards was accepted. As previously disclosed, on September 8, 2023, the Company received notice from NYSE American stating that the Company was not in compliance with the $4.0 million stockholders’ equity requirement of Section 1003(a)(ii) of the NYSE American Company Guide (the “Company Guide”). That section applies if a listed company has stockholders’ equity of less than $4 million and has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years. The Company reported stockholders’ equity of $2.4 million as of June 30, 2023, the end of its second fiscal quarter of 2023, and has had losses from continuing operations and/or net losses in each of its fiscal years ended December 31, 2020, 2021 and 2022. As required by NYSE American, the Company submitted a plan to NYSE American advising of actions it has taken or will take to regain compliance with the continued listing standards March 8, 2025.

The Acceptance Letter also stated that the Company is not in compliance with Section 1003(a)(i) of the Company Guide, which requires an issuer to have stockholders’ equity of $2.0 million or more if it has reported losses from continuing operations and/or net losses in two out of its three most recent fiscal years. The Company reported stockholders’ equity of $1.1 million as of September 30, 2023, the end of its third fiscal quarter of 2023, and has had losses from continuing operations and/or net losses in each of its fiscal years ended December 31, 2020, 2021 and 2022.

NYSE American has granted the Company a plan period through March 8, 2025 to regain compliance with Sections 1003(a)(i) and (ii) of the Company Guide. If the Company is not in compliance with all continued listing standards by that date or if the Company does not make progress consistent with the plan during the plan period, the Company will be subject to delisting proceedings.

The Company’s common stock will continue to be listed on NYSE American while the Company attempts to regain compliance with the listing standards noted, subject to the Company’s compliance with other continued listing requirements. The common stock will continue to trade under the symbol “VINE,” but will be included in the list of NYSE American noncompliant issuers, and the below compliance (“.BC”) indicator will be disseminated with the Company’s ticker symbol. The website posting and .BC indicator would be removed when the Company has regained compliance with all applicable continued listing standards. The additional NYSE American notice does not affect the Company’s business, operations or reporting requirements with the U.S. Securities and Exchange Commission.

In accordance the rules of NYSE American, the Company issued a press release on November 27, 2023 announcing that it had received the Notice.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESH VINE WINE, INC.

Date: November 27, 2023	By:	/s/ Keith Johnson
Keith Johnson
Interim Chief Financial Officer

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